UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2016

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016, Host Hotels & Resorts, Inc. (the “Company”), the general partner of Host Hotels & Resorts, L.P., announced that W. Edward Walter will be stepping down from his positions as President and Chief Executive Officer and a member of the Board of the Directors (the “Board”) of the Company effective December 31, 2016.

The Company also announced that the Board has appointed James F. Risoleo, age 61, as President and Chief Executive Officer and a member of the Board effective January 1, 2017. Mr. Risoleo joined the Company in 1996 as Senior Vice President for Acquisitions, and he was appointed Executive Vice President and Chief Investment Officer in 2000. In 2012, he became Executive Vice President and Managing Director of the Company’s European business activities. In 2015, Mr. Risoleo assumed leadership for all of the Company’s West Coast investment activities in addition to Europe.

In connection with his appointment as President and Chief Executive Officer, Mr. Risoleo’s target annual compensation will be increased, effective January 1, 2017, to $5,300,000, which includes (i) base salary of $825,000, (ii) target annual cash incentive of $1,062,500 and (iii) long term incentives with a target value of $3,387,500. Mr. Risoleo will also be reimbursed for relocation expenses, such as temporary housing, moving and travel, up to $150,000.

Mr. Walter will remain with the Company until January 31, 2017 to assist with the management transition, and he will receive severance in accordance with the Company’s Severance Plan for Executives, as described in the Company’s proxy statement for its 2016 annual meeting. Under that plan, in exchange for a one year non-solicitation and non-competition agreement, he will receive a payment of $5,279,500, which is two times his annual base salary plus two times the average of the annual incentive bonus for the three years 2013-2015, and continued coverage of group medical, vision and dental benefits for 18 months, for which the Company will pay the premium costs. Mr. Walter will not be entitled to receive a separate annual cash bonus for performance year 2016 under the Company’s annual incentive bonus plan, which requires employment on the date of payment. Under the restricted stock agreement for performance year 2016, Mr. Walter will vest in 250,681 shares of common stock, which represent shares that would vest at the “target” level of performance for 2016 (50% of his annual award). Mr. Walter will also receive his distribution under the Executive Deferred Compensation Plan in accordance with the terms of that plan.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the departure of Mr. Walter and appointment of Mr. Risoleo is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: December 16, 2016	By:	/s/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

Date: December 16, 2016	By:	/s/ BRIAN G. MACNAMARA
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 14, 2016.